UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2010

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Genco Shipping & Trading Limited is disclosing the table set forth below that reflects the current employment of its current fleet, excluding vessels of its subsidiary, Baltic Trading Limited.  The table includes updated information for the charters of vessels whose names are indicated with an asterisk below.  All such charters are subject to the completion of definitive documentation.

Vessel	Year Built	Charterer	Charter Expiration (1)	Cash Daily Rate (2)	Net Revenue Daily Rate (3)

Capesize Vessels
Genco Augustus	2007	Cargill International S.A.	January 2011	39,000
Genco Tiberius	2007	Cargill International S.A.	September 2011	31,000
Genco London	2007	Cargill International S.A.	September 2011	31,000
Genco Titus	2007	Cargill International S.A.	September 2011	45,000(4)	46,250
Genco Constantine	2008	Cargill International S.A.	August 2012	52,750(4)
Genco Hadrian	2008	Cargill International S.A.	October 2012	65,000(4)
Genco Commodus	2009	Morgan Stanley Capital Group Inc.	June 2011	36,000
Genco Maximus*	2009	Cargill International S.A.	December 2010	23,000(5)
Genco Claudius*	2010	Cargill International S.A.	January 2011	13,000 (6)

Panamax Vessels
Genco Beauty	1999	D/S Norden A/S, Copenhagen	April 2011	27,000
Genco Knight	1999	Swissmarine Services S.A.	March 2011	25,000
Genco Leader	1999	Klaveness Chartering	January 2011	20,000
Genco Vigour	1999	Global Maritime Investments Ltd.	January 2011	24,000
Genco Acheron	1999	Global Chartering Ltd (a subsidiary of ArcelorMittal Group)	July 2011	55,250
Genco Surprise*	1998	Global Maritime Investments Ltd.	November 2011	97% of BPI(7)
Genco Raptor	2007	COSCO Bulk Carriers Co., Ltd.	April 2012	52,800
Genco Thunder*	2007	Swissmarine Services S.A.	November 2011	100% of BPI(5)

Supramax Vessels
Genco Predator	2005	Pacific Basin Chartering Ltd.	April 2011	22,500
Genco Warrior*	2005	Klaveness Chartering	October 2011	102% of BSI(8)
Genco Hunter	2007	Pacific Basin Chartering Ltd.	February 2011	21,750
Genco Cavalier	2007	MUR Shipping B.V.	September 2011	19,200
Genco Lorraine	2009	Olam International Ltd.	June 2012	18,500
Genco Loire	2009	Oldendorff GMBH and Co.	August 2011	20,250
Genco Aquitaine	2009	Samsun Logix Corporation	March 2011	21,250 (9)
Genco Ardennes	2009	Klaveness Chartering	August 2012	19,000
Genco Auvergne*	2009	Trafigura Beheer BV	October 2011	102% of BSI(8)
Genco Bourgogne	2010	Setaf-Saget SAS	November 2011	19,900
Genco Brittany	2010	Oldendorff GMBH and Co.	January 2011	21,000
Genco Languedoc*	2010	Swissmarine Services S.A.	October 2011	102% of BSI(8)
Genco Normandy*	2007	Oldendorff GMBH and Co.	January 2011	19,500(5)
Genco Picardy	2005	Rizzo-Bottiglieri-de Carlini Armatori SPA	January 2011	17,100	21,750
Genco Provence	2004	Setaf-Saget SAS	December 2011	20,250
Genco Pyrenees	2010	Setaf-Saget SAS	July 2011	19,000

Handymax Vessels
Genco Success	1997	Korea Line Corporation	February 2011	33,000(11)
Genco Carrier	1998	Louis Dreyfus Corporation	March 2011	37,000
Genco Prosperity	1997	Pacific Basin Chartering Ltd.	June 2011	37,000
Genco Wisdom*	1997	Klaveness Chartering	September 2011	12,750(12)
Genco Marine	1996	STX Pan Ocean Co. Ltd.	April 2011	20,000
Genco Muse*	2001	Trafigura Beheer BV	February 2011	12,500(13)

Handysize Vessels
Genco Explorer	1999	Lauritzen Bulkers A/S	March 2011	Spot(14)
Genco Pioneer	1999	Lauritzen Bulkers A/S	March 2011	Spot(14)
Genco Progress	1999	Lauritzen Bulkers A/S	December 2011	Spot(14)
Genco Reliance	1999	Lauritzen Bulkers A/S	December 2011	Spot(14)
Genco Sugar	1998	Lauritzen Bulkers A/S	December 2011	Spot(14)
Genco Charger*	2005	STX Gulf Shipping	January 2011	10,000(5)
Genco Challenger*	2003	Oldendorff GMBH and Co.	January 2011	10,150(5)
Genco Champion*	2006	Pacific Basin Chartering Ltd.	March 2011	12,000(5)
Genco Ocean	2010	Cargill International S.A.	June, 2013	$8,500-$13,500 with 50% profit sharing (15)	(16)
Genco Bay	2010	Cargill International S.A.	February, 2013	$8,500-$13,500 with 50% profit sharing (15)	(16)

Vessels to be Delivered
Supramax Vessels
Genco Rhone	2011 (17)	-	-	-

Handysize Vessels
Genco Avra	2011 (17)	Cargill International S.A.	34.5-37.5 months after delivery	$8,500-$13,500 with 50% profit sharing (15)	(10)
Genco Mare	2011 (17)	Cargill International S.A.	45.5-50.5 months after delivery	115% of BHSI (18)
Genco Spirit	2011 (17)	Cargill International S.A.	34.5-37.5 months after delivery	$8,500-$13,500 with 50% profit sharing (15)	(10)

(1) The charter expiration dates presented represent the earliest dates that our charters may be terminated in the ordinary course.  Except for the Genco Titus, Genco Constantine, and Genco Hadrian under the terms of each contract, the charterer is entitled to extend the time charters from two to four months in order to complete the vessel's final voyage plus any time the vessel has been off-hire. The charterer of the Genco Titus and Genco Hadrian has the option to extend the charter for a period of one year.  The Genco Constantine has the option to extend the charter for a period of eight months.
(2) Time charter rates presented are the gross daily charterhire rates before third-party commissions generally ranging from 1.25% to 6.25%. In a time charter, the charterer is responsible for voyage expenses such as bunkers, port expenses, agents’ fees and canal dues.
(3) For the vessels acquired with a below-market time charter rate, the approximate amount of revenue on a daily basis to be recognized as revenues is displayed in the column named ‘‘Net Revenue Daily Rate’’ and is net of any third-party commissions. Since these vessels were acquired with existing time charters with below-market rates, Genco allocated the purchase price between the respective vessels and an intangible liability for the value assigned to the below-market charter-hire. This intangible liability is amortized as an increase to voyage revenues over the minimum remaining terms of the applicable charters. The minimum remaining term for the Genco Titus is on September 26, 2011 and for the Genco Picardy November 11, 2010, at which point the respective liabilities were or will be amortized to zero and the vessels began or will begin earning the ‘‘Cash Daily Rate.’’ For cash flow purposes, Genco will continue to receive the rate presented in the ‘‘Cash Daily Rate’’ column until the charter expires.
(4) These charters include a 50% index-based profit sharing component above the respective base rates listed in the table. The profit sharing between the charterer and us for each 15-day period is calculated by taking the average over that period of the published Baltic Cape Index of the four time charter routes, as reflected in daily reports. If such average is more than the base rate payable under the charter, the excess amount is allocable 50% to each of the charterer and us. A third-party brokerage commission of 3.75% based on the profit sharing amount due to us is payable out of our share.
(5) The Genco Maximus, Normandy, Charger, Challenger and Champion have all delivered to their current charterers following the completion of their previous charters on November 26, December 5, December 7, November 30 and December 15 respectively.  The third party brokerage commission for these five vessels is 5.00%.  The charter for the Genco Thunder with BHP Billiton at a rate of $17,800 less a 5.00% third party brokerage commission began on November 18 and is to conclude on or about December 23.  We have reached an agreement with Swissmarine Services S.A. to charter the Genco Thunder for 11 to 13.5 months with the rate to be based off 100% of the average of the daily rates of the Baltic Panamax Index, or BPI, as reflected in daily reports.  Hire will be paid every 15 days in arrears net of a 5.00% third party brokerage commission.  Genco maintains the option to convert the balance of any period after the initial 45 days at a fixed rate based on Panamax FFA values.

(6) We have reached an agreement with Cargill International S.A. at a rate of $13,000 per day less a 5.00% third party brokerage commission if the vessel travels an Australian round voyage and $13,500 per day less a 5.00% third party brokerage commission if the vessel travels a South Africa or West Coast Canada round voyage.  This charter will commence on or about December 23.
(7) The rate for the spot market-related time charter will be based on 97% of the average of the daily rates of the Baltic Panamax Index, or BPI, as reflected in daily reports.  Hire will be paid every 15 days in arrears net of a 5.00% third party brokerage commission.  The vessel delivered to its current charterer following the completion of its previous charter on December 16.  Genco maintains the option to convert the balance of any period after the intial 50 days and up to 9.5 months after delivery to a fixed rate based on Panamax FFA values at 97%.
(8) The rate for the spot market-related time charter will be based on 102% of the average of the daily rates of the Baltic Supramax Index, or BSI, as reflected in daily reports.  Hire will be paid every 15 days in arrears net of a 5.00% third party brokerage commission.  The Genco Warrior, Auvergne and Languedoc delivered to their current charterers following the completion of their previous charters on December 15, November 30 and December 10 respectively.  Genco maintains the option to convert the balance of any period after the initial 30 days to a fixed rate based on Supramax FFA values at 102%.
(9) A novation agreement was signed between Genco and Samsun Logix Corporation at a rate of $20,000 per day, less a 5% third party brokerage commission, with a minimum expiration of March 2011 and a maximum expiration of May 2011. The charter includes a 50% hire-based profit sharing component on the difference between the rate mentioned above and the rate that the charterer has sub-chartered the vessel at for the remainder of the contract's life. The gross effective rate for the duration of this charter is approximately $21,250 per day.
(10) These vessels were acquired with existing time charters with below-market rates. For the time charters that are below-market, Genco is in the process of allocating the purchase price between the respective vessels and an intangible liability for the value assigned to the below-market charter-hire. This intangible liability will be amortized as an increase to voyage revenues over the minimum remaining terms of the applicable charters, at which point the respective liabilities will be amortized to zero and the vessels will begin earning the ‘‘Cash Daily Rate.’’ For cash flow purposes, Genco will continue to receive the rate presented in the ‘‘Cash Daily Rate’’ column until the charter expires.
(11) We extended the time charter for an additional 35 to 37.5 months at a rate of $40,000 per day for the first 12 months, $33,000 per day for the following 12 months, $26,000 per day for the next 12 months and $33,000 per day thereafter less a 5% third-party commission. In all cases, the rate for the duration of the time charter will average $33,000 per day. For purposes of revenue recognition, the time charter contract is reflected on a straight-line basis at approximately $33,000 per day for 35 to 37.5 months in accordance with U.S. GAAP.
(12) We have reached an agreement with Klaveness Chartering at a rate of $12,750 per day for the first 30 days of the charter less a 5.00% third party brokerage commission and $14,150 for the remainder of the charter less a 5.00% third party brokerage commission.  The duration of the charter will be 8.5 to 11.5 months.  The vessel will deliver to Klaveness Chartering on or about December 25.
(13) We have reached an agreement with Trafigura Beheer BV at a rate of $12,500 per day less a 5.00% third party brokerage commission.  The duration of the charter is a minimum of 2 months with a maximum expiration date of May 15, 2011 as we expect to drydock the vessel at that time.  The charter is to commence on or about December 31.
(14) We have reached an agreement to enter these vessels into the LB/IVS Pool whereby Lauritzen Bulkers A/S acts as the pool manager. We can withdraw up to two vessels with three months’ notice and the remaining three vessels with 12 months’ notice.
(15) The rate for the spot market-related time charter will be linked with a floor of $8,500 and a ceiling of $13,500 daily with a 50% profit sharing arrangement to apply to any amount above the ceiling. The rate will be based on 115% of the average of the daily rates of the Baltic Handysize Index, or BHSI, as reflected in daily reports. Hire will be paid every 15 days in advance net of a 5.00% third party brokerage commission.
(16)These vessels were acquired with existing time charters with below-market rates. As described in footnote (10) above, intangible liabilities will be amortized as an increase to voyage revenues over the minimum remaining terms of the applicable charters. Specifically, for the Genco Ocean and Genco Bay, the daily amount of amortization associated with them will be approximately $700 and $750 per day over the actual cash rate earned, respectively.
(17) Built & delivery dates for vessels being delivered in the future are estimates based on guidance received from the sellers and/or the respective shipyards.
(18) The rate for the spot market-related time charter will be based on 115% of the average of the daily rates of the BHSI, as reflected in daily reports. Hire will be paid every 15 days in advance net of a 5.00% third party brokerage commission.

   "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this presentation are the following: (i) the completion of definitive documentation with respect to charters; (ii) charterers’ compliance with the terms of their charters in the current market environment; and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s reports on Form 10-Q and Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE:  December 23, 2010

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)